                                                                  Filed pursuant
                                                               to Rule 424(b)(3)
                                                              File No. 333-77533
                                                          Renal Care Group, Inc.




            PROSPECTUS SUPPLEMENT NO. 3, DATED SEPTEMBER 20, 1999, TO
                         PROSPECTUS DATED JUNE 24, 1999



         The following information amends and restates, as of August 17, 1999, the information in Prospectus Supplement No. 2, dated August 17, 1999 to Prospectus dated June 24, 1999:

         In order to reflect an indirect transfer of Common Stock from New Ballantrae Partners, L.P. to Bear, Stearns International, Ltd., the table of Selling Shareholders in the Selling Shareholders' section of the Prospectus is revised and supplemented as follows:

                                              Shares Beneficially                          Shares
                                                 Owned Before         Shares Being      Beneficially
                         Name                   the Offering(1)          Offered        Owned After
                                                                                        the Offering
New Ballantrae Partners, L.P.*...............       51,218               51,218                 0
Bear, Stearns International, Ltd.............       77,273               45,150            32,123

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* The share numbers set forth with respect to New Ballantrae Partners, L.P. do not reflect sales or transfers of shares to parties other than Bear, Stearns International, Ltd. which may have occurred on or prior to August 17, 1999.